For further information contact:
John W. Bordelon, Chairman of the Board, President and CEO
(337) 237-1960

Release Date:	January 26, 2026
For Immediate Release

HOME BANCORP ANNOUNCES 2025 FOURTH QUARTER RESULTS
AND DECLARES A QUARTERLY DIVIDEND

Lafayette, Louisiana – Home Bancorp, Inc. (Nasdaq: “HBCP”) (the “Company”), the parent company for Home Bank, N.A. (the “Bank”) (www.home24bank.com), reported financial results for the fourth quarter of 2025. For the quarter, the Company reported net income of $11.4 million, or $1.46 per diluted common share (“diluted EPS”), down $946,000, or 8%, from $12.4 million, or $1.59 diluted EPS, for the third quarter of 2025.

“We are pleased with our overall fourth quarter and full year results," said John W. Bordelon, President and Chief Executive Officer of the Company and the Bank. “During the fourth quarter, loan production increased and core deposits grew. Nonperforming assets increased for the quarter, but we do not anticipate any material losses. The net interest margin decreased to 4.06% for the quarter primarily due to lower loan yield and our ability to manage lower funding cost. The majority of our Certificates of Deposit will reprice within 120 days, which should continue to reduce deposit costs and have a positive impact on NIM. We remain well positioned to assist our customers with opportunities in the new year.”

Fourth Quarter 2025 Highlights

•Loans totaled $2.7 billion at December 31, 2025, up $38.1 million, or 1%, (an increase of 6% on an annualized basis), from September 30, 2025.

~~•~~Deposits totaled $3.0 billion at December 31, 2025, down $2.7 million, or less than 1% for the quarter and on an annualized basis, from September 30, 2025. Core deposits increased $24.5 million, or 1% during the fourth quarter of 2025 to $2.2 billion (an increase of 5% on an annualized basis).

•Net interest income in the fourth quarter of 2025 totaled $34.0 million, down $58,000, or less than 1%, from the prior quarter.

•The net interest margin ("NIM") decreased 4 basis points from 4.10% for the third quarter of 2025 to 4.06% in the fourth quarter of 2025 primarily due to lower yield on interest-earning assets, partially offset by lower funding cost.

~~•~~Nonperforming assets totaled $36.1 million, or 1.03% of total assets, at December 31, 2025, up $5.2 million, or 17%, from September 30, 2025, primarily due to two loan relationships which were moved to nonaccrual status, partially offset by paydowns in the fourth quarter of 2025.

•The Company recorded a $480,000 provision to the allowance for loan losses in the fourth quarter of 2025, compared to a $229,000 reversal to provision in the third quarter of 2025, primarily due to loan growth.

•Net loan charge-offs were $165,000 for the fourth quarter of 2025, compared to net loan charge-offs of $376,000 during the third quarter of 2025. Year-to-date net loan charge-offs to average loans was 0.03% for the year ended December 31, 2025.

Loans

Loans totaled $2.7 billion at December 31, 2025, up $38.1 million, or 1%, from September 30, 2025. The following table summarizes the changes in the Company’s loan portfolio from September 30, 2025 to December 31, 2025.

	December 31,	September 30,	Increase (Decrease)
(dollars in thousands)	2025	2025	Amount	Percent
Real estate loans:
One- to four-family first mortgage	$493,446	$490,600	$2,846	1%
Home equity loans and lines	92,574	86,885	5,689	7
Commercial real estate	1,190,388	1,175,384	15,004	1
Construction and land	329,227	325,725	3,502	1
Multi-family residential	177,825	184,022	(6,197)	(3)
Total real estate loans	2,283,460	2,262,616	20,844	1
Other loans:
Commercial and industrial	430,517	413,590	16,927	4
Consumer	30,046	29,689	357	1
Total other loans	460,563	443,279	17,284	4
Total loans	$2,744,023	$2,705,895	$38,128	1%

The average loan yield was 6.44% for the fourth quarter of 2025, down 9 basis points from the third quarter of 2025. The average loan yield began to decline in mid-September 2025 following the Federal Reserve rate cuts. Commercial and industrial and commercial real estate loans were the primary drivers for the loan growth during the fourth quarter of 2025. We experienced growth across most of our markets, primarily within our New Orleans and Acadiana markets.

Credit Quality and Allowance for Loan Losses

Nonperforming assets (“NPAs”) totaled $36.1 million, or 1.03% of total assets at December 31, 2025, up $5.2 million, or 17%, from $30.9 million, or 0.88% of total assets, at September 30, 2025. The increase in NPAs during the fourth quarter of 2025 was primarily due to two loan relationships totaling $5.7 million, which were put on nonaccrual during the quarter, partially offset by payoffs and paydowns. The Company recorded net loan charge-offs of $165,000 during the fourth quarter of 2025, compared to net loan charge-offs of $376,000 during the third quarter of 2025.

The Company made a $480,000 provision to the allowance for loan losses in the fourth quarter of 2025 primarily due to loan growth. For the year ended December 31, 2025, provisions to the allowance for loan losses totaled $1.1 million. At December 31, 2025, the allowance for loan losses totaled $33.1 million, or 1.21% of total loans, compared to $32.8 million, or 1.21% of total loans, at September 30, 2025. Changes in expected losses are based on various factors, including the changing economic activity, borrower specific information impacting changes in risk ratings, projected delinquencies and the impact of industry-wide loan modification efforts, among other factors.

The following tables present the Company’s loan portfolio by credit quality classification as of December 31, 2025 and September 30, 2025.

	December 31, 2025
(dollars in thousands)	Pass	Special Mention	Substandard	Total
One- to four-family first mortgage	$486,453	$—	$6,993	$493,446
Home equity loans and lines	91,232	811	531	92,574
Commercial real estate	1,155,097	2,947	32,344	1,190,388
Construction and land	312,994	866	15,367	329,227
Multi-family residential	176,227	—	1,598	177,825
Commercial and industrial	426,265	—	4,252	430,517
Consumer	30,000	—	46	30,046
Total	$2,678,268	$4,624	$61,131	$2,744,023

	September 30, 2025
(dollars in thousands)	Pass	Special Mention	Substandard	Total
One- to four-family first mortgage	$483,737	$—	$6,863	$490,600
Home equity loans and lines	85,877	—	1,008	86,885
Commercial real estate	1,140,742	3,067	31,575	1,175,384
Construction and land	314,986	892	9,847	325,725
Multi-family residential	182,731	—	1,291	184,022
Commercial and industrial	406,591	—	6,999	413,590
Consumer	29,629	—	60	29,689
Total	$2,644,293	$3,959	$57,643	$2,705,895

Investment Securities

The Company's investment securities portfolio totaled $392.5 million at December 31, 2025, an increase of $8.1 million, or 2%, from September 30, 2025. At December 31, 2025, the Company had a net unrealized loss position on its investment securities of $23.4 million, compared to a net unrealized loss of $26.5 million at September 30, 2025. The Company’s investment securities portfolio had an effective duration of 3.3 years and 3.5 years at December 31, 2025 and September 30, 2025, respectively. The Company made securities purchases of $14.4 million during the fourth quarter of 2025, compared to $4.3 million during third quarter of 2025. The Company had no securities sales during the year ended December 31, 2025.

The following table summarizes the composition of the Company's investment securities portfolio at December 31, 2025.

(dollars in thousands)	Amortized Cost	Fair Value
Available for sale:
U.S. agency mortgage-backed	$284,749	$267,650
Collateralized mortgage obligations	61,185	60,327
Municipal bonds	53,018	48,147
U.S. government agency	11,441	11,003
Corporate bonds	4,491	4,321
Total available for sale	$414,884	$391,448
Held to maturity:
Municipal bonds	$1,065	$1,066
Total held to maturity	$1,065	$1,066

Approximately 36% of the investment securities portfolio was pledged as of December 31, 2025 to secure public deposits. As of December 31, 2025 and September 30, 2025, the Company had $140.1 million and $140.2 million, respectively, of securities pledged to secure public deposits.

Deposits

Total deposits were $3.0 billion at December 31, 2025, down $2.7 million, or less than 1%, from September 30, 2025. Non-maturity deposits increased $24.5 million, or 1%, during the fourth quarter of 2025 to $2.2 billion. The following table summarizes the changes in the Company’s deposits from September 30, 2025 to December 31, 2025.

	December 31,	September 30,	Increase/(Decrease)
(dollars in thousands)	2025	2025	Amount	Percent
Demand deposits	$792,951	$801,974	$(9,023)	(1)%
Savings	201,265	200,135	1,130	1
Money market	518,740	499,404	19,336	4
NOW	654,227	641,204	13,023	2
Certificates of deposit	805,623	832,786	(27,163)	(3)
Total deposits	$2,972,806	$2,975,503	$(2,697)	—%

The average rate on interest-bearing deposits decreased 6 basis points from 2.57% for the third quarter of 2025 to 2.51% for the fourth quarter of 2025. At December 31, 2025, certificates of deposit maturing within the next 12 months totaled $781.2 million, or 97% of total certificates of deposit.

We obtain most of our deposits from individuals, small businesses and public funds in our market areas. The following table presents our deposits per customer type for the periods indicated.

	December 31, 2025	September 30, 2025
Individuals	52%	52%
Small businesses	39	39
Public funds	6	6
Broker	3	3
Total	100%	100%

The total amounts of our uninsured deposits (deposits in excess of $250,000, as calculated in accordance with FDIC regulations) were $885.4 million at December 31, 2025 and $894.8 million at September 30, 2025. Public funds in excess of the FDIC insurance limits are fully collateralized.

Net Interest Income

The net interest margin ("NIM") decreased 4 basis points from 4.10% for the third quarter of 2025 to 4.06% for the fourth quarter of 2025 primarily due to lower yield on interest-earning assets, which was offset with lower funding cost for average interest-bearing liabilities.

Average other interest-earning assets were $163.1 million for the fourth quarter of 2025, up $63.4 million, or 64%, from the third quarter of 2025 primarily due to an increase in the average balance of cash and cash equivalents.

The average rate paid on total interest-bearing deposits was 2.51% for the fourth quarter of 2025, down 6 basis points from the third quarter of 2025, due to the lower funding cost. The average rate paid on certificate of deposits was 3.83% for the fourth quarter of 2025, down 2 basis points from the third quarter of 2025.

Average FHLB advances were $3.0 million for the fourth quarter of 2025, a decrease of $36.4 million, or 92%, from the third quarter of 2025 due to paydowns of FHLB advances.

Loan accretion income from acquired loans totaled $242,000 for the fourth quarter of 2025, down $105,000, or 30%, compared to the third quarter of 2025.

Noninterest Income

Noninterest income for the fourth quarter of 2025 totaled $4.0 million, up $260,000, or 7%, from the third quarter of 2025. The increase was related primarily to increases in other income (up $174,000), gains on sale of loans (up $81,000) and service fees and charges (up $30,000), which were partially offset by decreases in bank card fees (down $22,000) for the fourth quarter of 2025 compared to the third quarter of 2025.

Noninterest Expense

Noninterest expense for the fourth quarter of 2025 totaled $23.0 million, up $515,000, or 2%, compared to the third quarter of 2025. The increase was primarily due to increases in other noninterest expense (up $637,000) and compensation and benefits (up $443,000), which were partially offset by decreases in foreclosed assets, net (down $323,000), occupancy expense (down $138,000) and a reversal to the allowance for credit losses on unfunded commitments (down $105,000) for the fourth quarter of 2025 compared to the third quarter of 2025.

Capital and Liquidity

At December 31, 2025, shareholders’ equity totaled $435.1 million, up $12.1 million, or 3%, compared to $423.0 million at September 30, 2025. The increase was primarily due to the Company’s earnings of $11.4 million and a decrease in the accumulated other comprehensive loss on available for sale investment securities during the fourth quarter of 2025, which were partially offset by shareholders' dividends. The market value of the Company's available for sale securities at December 31, 2025 increased $3.1 million, or 12%, during the fourth quarter of 2025. Preliminary Tier 1 leverage capital and total risk-based capital ratios were 11.84% and 15.29%, respectively, at December 31, 2025, compared to 11.80% and 15.24%, respectively, at September 30, 2025.

Dividend and Share Repurchases

The Company announced that its Board of Directors declared a quarterly cash dividend on shares of its common stock of $0.31 per share (unchanged from the previous quarterly cash dividend) payable on February 20, 2026, to shareholders of record as of February 9, 2026.

The Company repurchased 750 shares of its common stock during the fourth quarter of 2025 at an average price per share of $59.97. At December 31, 2025, an additional 390,222 shares remain eligible for purchase under the 2025 Repurchase Plan. The book value per share and tangible book value per share of the Company’s common stock was $55.56 and $44.84, respectively, at December 31, 2025.

Conference Call

Executive management will host a conference call to discuss fourth quarter 2025 results on Tuesday, January 27, 2026 at 10:30 a.m. CDT. Analysts, investors and interested parties may attend the conference call by dialing toll free 1.646.357.8785 (US Local/International) or 1.800.836.8184 (US Toll Free). The investor presentation can be accessed the day of the presentation on the Home Bancorp, Inc. website at https://home24bank.investorroom.com.

A replay of the conference call and a transcript of the call will be posted to the Investor Relations page of the Company's website, https://home24bank.investorroom.com.

Non-GAAP Reconciliation

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes intangible assets. Management believes the presentation of this non-GAAP financial information provides useful information that is helpful to a full understanding of the Company’s financial position and operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP financial information presented by other companies. A reconciliation of non-GAAP information included herein to GAAP is presented below.

	Quarter Ended
(dollars in thousands, except per share data)	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024

Reported net income	$11,411	$12,357	$11,330	$10,964	$9,673
Add: Core deposit intangible amortization, net tax	203	212	213	231	250
Non-GAAP tangible income	$11,614	$12,569	$11,543	$11,195	$9,923

Total assets	$3,492,626	$3,494,074	$3,491,455	$3,485,453	$3,443,668
Less: Intangible assets	83,957	84,214	84,482	84,751	85,044
Non-GAAP tangible assets	$3,408,669	$3,409,860	$3,406,973	$3,400,702	$3,358,624

Total shareholders’ equity	$435,094	$423,044	$408,818	$402,831	$396,088
Less: Intangible assets	83,957	84,214	84,482	84,751	85,044
Non-GAAP tangible shareholders’ equity	$351,137	$338,830	$324,336	$318,080	$311,044

Return on average equity	10.52%	11.78%	11.24%	11.02%	9.71%
Add: Average intangible assets	2.79	3.24	3.24	3.23	2.99
Non-GAAP return on average tangible common equity	13.31%	15.02%	14.48%	14.25%	12.70%

Common equity ratio	12.46%	12.11%	11.71%	11.56%	11.50%
Less: Intangible assets	2.16	2.17	2.19	2.21	2.24
Non-GAAP tangible common equity ratio	10.30%	9.94%	9.52%	9.35%	9.26%

Book value per share	$55.56	$54.05	$52.36	$50.82	$48.95
Less: Intangible assets	10.72	10.76	10.82	10.69	10.51
Non-GAAP tangible book value per share	$44.84	$43.29	$41.54	$40.13	$38.44

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2024, describes some of these factors, including risk elements in the loan portfolio, risks related to our deposit actives, the level of the allowance for credit losses, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)
(dollars in thousands)	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Assets
Cash and cash equivalents	$141,605	$189,324	$112,595	$110,662	$98,548
Investment securities available for sale, at fair value	391,448	383,340	393,462	400,553	402,792
Investment securities held to maturity	1,065	1,065	1,065	1,065	1,065
Mortgage loans held for sale	1,558	1,932	1,305	1,855	832
Loans, net of unearned income	2,744,023	2,705,895	2,764,538	2,747,277	2,718,185
Allowance for loan losses	(33,142)	(32,827)	(33,432)	(33,278)	(32,916)
Total loans, net of allowance for loan losses	2,710,881	2,673,068	2,731,106	2,713,999	2,685,269
Office properties and equipment, net	48,995	45,223	45,216	45,327	42,324
Cash surrender value of bank-owned life insurance	49,557	49,269	48,981	48,699	48,421
Goodwill and core deposit intangibles	83,957	84,214	84,482	84,751	85,044
Accrued interest receivable and other assets	63,560	66,639	73,243	78,542	79,373
Total Assets	$3,492,626	$3,494,074	$3,491,455	$3,485,453	$3,443,668

Liabilities
Deposits	$2,972,806	$2,975,503	$2,908,234	$2,827,207	$2,780,696
Other Borrowings	—	5,539	5,539	5,539	5,539
Subordinated debt, net of issuance cost	54,675	54,621	54,567	54,513	54,459
Federal Home Loan Bank advances	3,024	3,059	88,196	163,259	175,546
Accrued interest payable and other liabilities	27,027	32,308	26,101	32,104	31,340
Total Liabilities	3,057,532	3,071,030	3,082,637	3,082,622	3,047,580

Shareholders' Equity
Common stock	78	78	78	79	81
Additional paid-in capital	168,963	168,016	166,576	167,231	168,138
Common stock acquired by benefit plans	(982)	(1,071)	(1,160)	(1,250)	(1,339)
Retained earnings	284,834	275,912	265,817	261,856	259,190
Accumulated other comprehensive loss	(17,799)	(19,891)	(22,493)	(25,085)	(29,982)
Total Shareholders' Equity	435,094	423,044	408,818	402,831	396,088
Total Liabilities and Shareholders' Equity	$3,492,626	$3,494,074	$3,491,455	$3,485,453	$3,443,668

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended			Twelve Months Ended
(dollars in thousands, except per share data)	12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024
Interest Income
Loans, including fees	$44,548	$45,607	$43,978	$179,474	$170,255
Investment securities	2,530	2,504	2,703	10,294	10,908
Other investments and deposits	1,642	1,111	1,123	4,004	3,604
Total interest income	48,720	49,222	47,804	193,772	184,767
Interest Expense
Deposits	13,808	13,805	13,606	53,377	52,780
Other borrowings	8	54	1,279	168	6,094
Subordinated debt expense	845	845	848	3,379	3,381
Federal Home Loan Bank advances	11	412	485	3,594	2,250
Total interest expense	14,672	15,116	16,218	60,518	64,505
Net interest income	34,048	34,106	31,586	133,254	120,262
Provision (reversal) for loan losses	480	(229)	873	1,134	2,415
Net interest income after provision for loan losses	33,568	34,335	30,713	132,120	117,847
Noninterest Income
Service fees and charges	1,438	1,408	1,334	5,500	5,118
Bank card fees	1,624	1,646	1,586	6,598	6,525
Gain on sale of loans, net	225	144	62	860	470
Income from bank-owned life insurance	289	288	282	1,136	1,100
(Loss) gain on sale of assets, net	(4)	—	39	3	33
Other income	426	252	326	1,364	1,379
Total noninterest income	3,998	3,738	3,629	15,461	14,625
Noninterest Expense
Compensation and benefits	13,974	13,531	13,314	53,479	51,330
Occupancy	2,406	2,544	2,342	10,024	10,131
Marketing and advertising	560	515	667	1,965	2,000
Data processing and communication	2,548	2,556	2,526	10,374	10,241
Professional fees	401	406	416	1,608	1,922
Forms, printing and supplies	224	175	214	802	794
Franchise and shares tax	434	475	400	1,868	1,863
Regulatory fees	431	459	483	1,908	1,954
Foreclosed assets, net	54	377	125	1,077	341
Amortization of acquisition intangible	257	268	317	1,087	1,328
(Reversal) provision for credit losses on unfunded commitments	(105)	—	240	(1,075)	106
Other expenses	1,862	1,225	1,311	6,446	5,279
Total noninterest expense	23,046	22,531	22,355	89,563	87,289
Income before income tax expense	14,520	15,542	11,987	58,018	45,183
Income tax expense	3,109	3,185	2,314	11,956	8,756
Net income	$11,411	$12,357	$9,673	$46,062	$36,427

Earnings per share - basic	$1.48	$1.60	$1.22	$5.93	$4.58
Earnings per share - diluted	$1.46	$1.59	$1.21	$5.87	$4.55

Cash dividends declared per common share	$0.31	$0.29	$0.26	$1.14	$1.01

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION
(Unaudited)
	Three Months Ended			Twelve Months Ended
(dollars in thousands, except per share data)	12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024
EARNINGS DATA
Total interest income	$48,720	$49,222	$47,804	$193,772	$184,767
Total interest expense	14,672	15,116	16,218	60,518	64,505
Net interest income	34,048	34,106	31,586	133,254	120,262
Provision (reversal) for loan losses	480	(229)	873	1,134	2,415
Total noninterest income	3,998	3,738	3,629	15,461	14,625
Total noninterest expense	23,046	22,531	22,355	89,563	87,289
Income tax expense	3,109	3,185	2,314	11,956	8,756
Net income	$11,411	$12,357	$9,673	$46,062	$36,427

AVERAGE BALANCE SHEET DATA
Total assets	$3,501,957	$3,467,070	$3,439,925	$3,473,442	$3,386,721
Total interest-earning assets	3,288,830	3,255,291	3,232,896	3,261,733	3,183,952
Total loans	2,716,382	2,743,695	2,686,188	2,742,263	2,652,669
PPP loans	168	235	2,742	509	4,436
Total interest-bearing deposits	2,183,431	2,128,540	2,035,579	2,110,057	1,982,064
Total interest-bearing liabilities	2,241,895	2,228,117	2,250,699	2,252,653	2,222,067
Total deposits	2,977,273	2,918,938	2,789,712	2,883,707	2,729,704
Total shareholders' equity	430,198	416,239	396,163	413,657	381,196

PER SHARE DATA
Earnings per share - basic	$1.48	$1.60	$1.22	$5.93	$4.58
Earnings per share - diluted	1.46	1.59	1.21	5.87	4.55
Book value at period end	55.56	54.05	48.95	55.56	48.95
Tangible book value at period end	44.84	43.29	38.44	44.84	38.44
Shares outstanding at period end	7,831,342	7,827,481	8,091,522	7,831,342	8,091,522
Weighted average shares outstanding
Basic	7,726,157	7,712,707	7,944,629	7,773,161	7,955,619
Diluted	7,795,826	7,782,979	7,993,852	7,845,853	8,004,672

SELECTED RATIOS (1)
Return on average assets	1.29%	1.41%	1.12%	1.33%	1.08%
Return on average equity	10.52	11.78	9.71	11.14	9.56
Common equity ratio	12.46	12.11	11.50	12.46	11.50
Efficiency ratio (2)	60.57	59.54	63.48	60.22	64.71
Average equity to average assets	12.28	12.01	11.52	11.91	11.26
Tier 1 leverage capital ratio (3)	11.84	11.80	11.38	11.84	11.38
Total risk-based capital ratio (3)	15.29	15.24	14.51	15.29	14.51
Net interest margin (4)	4.06	4.10	3.82	4.03	3.71

SELECTED NON-GAAP RATIOS (1)
Tangible common equity ratio (5)	10.30%	9.94%	9.26%	10.30%	9.26%
Return on average tangible common equity (6)	13.31	15.02	12.70	14.25	12.68

(1)With the exception of end-of-period ratios, all ratios are based on average daily balances during the respective periods.
(2)The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(3)Capital ratios are preliminary end-of-period ratios for the Bank only and are subject to change.
(4)Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 21%.
(5)Tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets. See "Non-GAAP Reconciliation" for additional information.
(6)Return on average tangible common equity is net income plus amortization of core deposit intangible, net of taxes, divided by average common shareholders' equity less average intangible assets. See "Non-GAAP Reconciliation" for additional information.

HOME BANCORP, INC. AND SUBSIDIARY
Consolidated Net Interest Margin
(Unaudited)
	Three Months Ended
	12/31/2025			9/30/2025			12/31/2024
(dollars in thousands)	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans receivable	$2,716,382	$44,548	6.44%	$2,743,695	$45,607	6.53%	$2,686,188	$43,978	6.43%
Investment securities (TE)(1)	409,391	2,530	2.49	411,889	2,504	2.45	449,216	2,703	2.42
Other interest-earning assets	163,057	1,642	4.00	99,707	1,111	4.42	97,492	1,123	4.58
Total interest-earning assets	$3,288,830	$48,720	5.83%	$3,255,291	$49,222	5.95%	$3,232,896	$47,804	5.82%
Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	$1,359,342	$5,860	1.71%	$1,301,888	$5,783	1.76%	$1,311,815	$5,721	1.73%
Certificates of deposit	824,089	7,948	3.83	826,652	8,022	3.85	723,764	7,885	4.33
Total interest-bearing deposits	2,183,431	13,808	2.51	2,128,540	13,805	2.57	2,035,579	13,606	2.66
Other borrowings	783	8	4.19	5,539	54	3.80	107,767	1,279	4.72
Subordinated debt	54,647	845	6.18	54,593	845	6.19	54,427	848	6.23
FHLB advances	3,034	11	1.52	39,445	412	4.12	52,926	485	3.63
Total interest-bearing liabilities	$2,241,895	$14,672	2.60%	$2,228,117	$15,116	2.69%	$2,250,699	$16,218	2.87%
Noninterest-bearing deposits	$793,842			$790,398			$754,133
Net interest spread (TE)(1)			3.23%			3.26%			2.95%
Net interest margin (TE)(1)			4.06%			4.10%			3.82%
(1)Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%

HOME BANCORP, INC. AND SUBSIDIARY
Consolidated Net Interest Margin
(Unaudited)
	Twelve Months Ended
	12/31/2025			12/31/2024
(dollars in thousands)	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans receivable	$2,742,263	$179,474	6.47%	$2,652,669	$170,255	6.33%
Investment securities (TE)(1)	421,750	10,294	2.46	459,785	10,908	2.39
Other interest-earning assets	97,720	4,004	4.10	71,498	3,604	5.04
Total interest-earning assets	$3,261,733	$193,772	5.88%	$3,183,952	$184,767	5.74%
Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	$1,316,199	$22,575	1.72%	$1,277,083	$21,200	1.66%
Certificates of deposit	793,858	30,802	3.88	704,981	31,580	4.48
Total interest-bearing deposits	2,110,057	53,377	2.53	1,982,064	52,780	2.66
Other borrowings	4,348	168	3.86	128,699	6,094	4.74
Subordinated debt	54,567	3,379	6.19	54,348	3,381	6.22
FHLB advances	83,681	3,594	4.24	56,956	2,250	3.92
Total interest-bearing liabilities	$2,252,653	$60,518	2.68%	$2,222,067	$64,505	2.90%
Noninterest-bearing deposits	$773,650			$747,640
Net interest spread (TE)(1)			3.20%			2.84%
Net interest margin (TE)(1)			4.03%			3.71%
(1)Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION
(Unaudited)
	Three Months Ended
(dollars in thousands)	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
CREDIT QUALITY (1)
Nonaccrual loans:
One- to four-family first mortgage	$6,531	$6,402	$6,272	$6,368	$7,039
Home equity loans and lines	531	1,008	1,033	372	279
Commercial real estate	9,011	10,016	7,669	4,349	3,304
Construction and land	15,367	9,847	6,103	5,584	1,622
Multi-family residential	1,281	973	916	930	—
Commercial and industrial	1,344	1,161	1,312	1,206	1,311
Consumer	46	60	35	161	27
Total nonaccrual loans	$34,111	$29,467	$23,340	$18,970	$13,582
Accruing loans past due 90 days and over	65	55	12	77	16
Total nonperforming loans	34,176	29,522	23,352	19,047	13,598
Foreclosed assets and ORE	1,929	1,384	2,077	2,424	2,010
Total nonperforming assets	$36,105	$30,906	$25,429	$21,471	$15,608

Nonperforming assets to total assets	1.03%	0.88%	0.73%	0.62%	0.45%
Nonperforming loans to total assets	0.98	0.84	0.67	0.55	0.39
Nonperforming loans to total loans	1.25	1.09	0.84	0.69	0.50

ALLOWANCE FOR CREDIT LOSSES
Allowance for loan losses:
Beginning balance	$32,827	$33,432	$33,278	$32,916	$32,278
(Reversal) provision for loan losses	480	(229)	489	394	873
Charge-offs	(189)	(488)	(460)	(226)	(255)
Recoveries	24	112	125	194	20
Net charge-offs	(165)	(376)	(335)	(32)	(235)
Ending balance	$33,142	$32,827	$33,432	$33,278	$32,916

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION
(Unaudited)
	Three Months Ended
(dollars in thousands)	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Reserve for unfunded lending commitments(2)
Beginning balance	$1,730	$1,730	$2,700	$2,700	$2,460
(Reversal) provision for losses on unfunded lending commitments	(105)	—	(970)	—	240
Ending balance	$1,625	$1,730	$1,730	$2,700	$2,700
Total allowance for credit losses	34,767	34,557	35,162	35,978	35,616

Total loans	$2,744,023	$2,705,895	$2,764,538	$2,747,277	$2,718,185
Total unfunded commitments	509,331	509,709	492,306	508,864	516,785

Allowance for loan losses to nonperforming assets	91.79%	106.22%	131.47%	154.99%	210.89%
Allowance for loan losses to nonperforming loans	96.97	111.20	143.17	174.72	242.07
Allowance for loan losses to total loans	1.21	1.21	1.21	1.21	1.21
Allowance for credit losses to total loans	1.27	1.28	1.27	1.31	1.31

Year-to-date loan charge-offs	$(1,363)	$(1,174)	$(686)	$(226)	$(1,285)
Year-to-date loan recoveries	455	431	319	194	249
Year-to-date net loan charge-offs	$(908)	$(743)	$(367)	$(32)	$(1,036)
Annualized YTD net loan charge-offs to average loans	(0.03)%	(0.04)%	(0.03)%	—%	(0.04)%

(1)It is our policy to cease accruing interest on loans 90 days or more past due, with certain limited exceptions. Nonperforming assets consist of nonperforming loans, foreclosed assets and surplus real estate (ORE). Foreclosed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure. ORE consists of closed or unused bank buildings.

(2)The allowance for unfunded lending commitments is recorded within accrued interest payable and other liabilities on the Consolidated Statements of Financial Condition.